Exhibit 99.2

Advancing Soft Tissue Reconstruction Investor Presentation August 2021

2 Forward Looking Statements This presentation contains forward - looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 . All statements other than statements of historical facts contained in this document, including but not limited to statements regarding possible or assumed future res ults of operations, business strategies, development plans, regulatory activities, market opportunity competitive position, potential growth opportunities, and the ef fec ts of competition, are forward - looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause TELA B io, Inc.’s (the “Company”) actual results, performance or achievements to be materially different from any future results, performance or achievements expresse d o r implied by the forward - looking statements. In some cases, you can identify forward - looking statements by terms such as “may,” “will,” “should,” “expect,” “plan ,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these term s o r other similar expressions. The forward - looking statements in this presentation are only predictions. The Company has based these forward - looking statements largely on its curr ent expectations and projections about future events and financial trends that it believes may affect the Company’s business, financial condition and results of operations. These forward - looking statements speak only as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions , s ome of which cannot be predicted or quantified and some of which are beyond the Company’s control, including, among others: the impact to the Company's business of the ongoing COVID - 19 pandemic and the development of new variants of COVID - 19, such as the delta variant, including but not limited to any impact on the Compa ny's ability to market its products, demand for the Company's products due to deferral of procedures using the Company's products or disruption in the Company's s upp ly chain, the Company's ability to achieve or sustain profitability, the Company's ability to gain market acceptance for the Company's products and to accuratel y f orecast and meet customer demand, the Company's ability to compete successfully, the Company's ability to enhance the Company's product offerings, development and man ufacturing problems, capacity constraints or delays in production of the Company's products, maintenance of coverage and adequate reimbursement for procedu res using the Company's products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section a nd elsewhere in the Company's filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward - looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward - looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward - looking statements. Moreover, the Company operates in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that the Company may face. Exc ept as required by applicable law, we do not plan to publicly update or revise any forward - looking statements contained herein, whether as a result of any new informatio n, future events, changed circumstances or otherwise.

Redefining soft tissue reconstruction with a differentiated category of tissue reinforcement materials ~$2B U.S Market Opportunity 1 in hernia repair , abdominal wall reconstruction and plastic and reconstructive surgery 3 Innovative Products Compelling Clinical Evidence Products Offer Attractive Value Proposition for Hospitals 1 Management estimate. $2B total equals $1.5B hernia & abdominal wall reconstruction and $0.5B plastic reconstructive surgery.

4 Creating Advanced Biologic Materials Novel Biologic Tissue (derived from sheep) Polymer Fibers (permanent or resorbable) Innovative Textile Engineering Purposefully designed to address shortcomings & unmet clinical needs Issued patents protect underlying biologic tissue and product design Hernia & Ab Wall Reconstruction Plastic Reconstruction

OviTex: ~$1.5 Billion Annual U.S. Hernia Market Opportunity

$1.5B[1]

Market	Segment	Annual Procedures
$350M	Complex, Moderate Ventral / Abdominal Wall Reconstruction	~58,000
$500M	Simple Ventral Hernia Repair	~326,000
$650M	Inguinal Hernia Repair	~711,000
$40M	Hiatal Hernia Repair	~40,000

Source: Millennium Research Group Reports, IMS Health Data
[1]Management estimate. Market size based volume weighted average selling price for OviTex

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TELA BIO

6 Ventral Hernia Patients Range in Complexity • CDC Wound Class I (clean) • Healthier patients - no co - morbidities • Primary hernia repair • CDC Wound Class II (clean - contaminated) • Patient co - morbidities (i.e., obesity, diabetes, COPD) • May have prior hernia repair failure • CDC Wound Class III (contaminated) & IV (infected) • Large defects • Infected synthetic mesh removals • Multiple prior hernia repair failures COMPLEX MODERATE SIMPLE Ventral Hernia Complexity Objective: provide patients the best repair the first time to prevent the simple patient from becoming the complex

7 Current Ventral Hernia Treatment Options: No Perfect Product Persistent inflammatory response Encapsulation of implant Chronic post operative pain Scar tissue / lack of remodeling Mesh infections Significant costs of re - operation Organ erosion or perforation 6,000 related U.S. lawsuits PERMANENT SYNTHETIC MESH Strattice Œ RESORBABLE SYNTHETIC MESH Strattice Œ BIOLOGIC MESH Parietex 䉼 PROCEED ® GORE ® BIO - A ® SurgiMend ® XenMatrix 䉼 Natural Repair Products Simple Ventral Hernia Inguinal Hernia Complex, Moderate Ventral Repair / Abdominal Wall Reconstruction Hiatal Hernia Repair ProGrip 䉼 + Ventralight 䉼 P HASIX 䉼 Mesh Strattice 䉼 Gentrix ® ▫ Persistent inflammatory response ▫ Encapsulation of implant ▫ Chronic post operative pain ▫ Scar tissue / lack of remodeling ▫ Mesh infections / Significant costs of re - operation ▫ Organ erosion or perforation LIMITATIONS ▫ Inflammatory response until absorbed ▫ Encapsulation of implant or contraction until absorbed ▫ Scar tissue / lack of remodeling ▫ Mesh infection until resorbed ▫ Organ erosion or perforation ▫ Lack of mid - term and long - term reinforcement ▫ Lack of strength or durability ▫ Prone to laxity and stretching ▫ Challenges to surgeon handling ▫ Difficult to use in laparoscopic or robotic surgery ▫ High costs

8 Lawsuits against permanent synthetic meshes estimated to be assembled across the U.S. 2 of surgeons agree that use of permanent synthetic mesh puts patients at long - term risk of complications 1 Growing Need for Alternative to Permanent Synthetic Mesh 1 Hernia and Abdominal Surgeries Survey (Oct 2020). 2 www.drugwatch.com (October 2020) 59% Hernia patients have voiced concern over use of permanent synthetic mesh in the past 12 months, according to surgeons 1 1 in 5 ~15K

9 OviTex Reinforced Tissue Matrix: a More Natural Hernia Repair 䉼 An innovative reinforced tissue matrix designed to reduce stretch compared to biologic matrices and long - term complications experienced with resorbable and permanent synthetic meshes Unique permeable design facilitates rapid fluid transfer and movement of cells through the device Layers of biologic material enable functional tissue remodeling Interwoven polymer for added strength and improved handling Lockstitch embroidery pattern creates a ripstop effect and prevents unraveling when cut

10 OviTex LPR for Laparoscopic & Robotic Hernia Repair Tailored OviTex product designed for improved handling in MIS techniques and trocar accessibility Our Solution: OviTex LPR Increase in Robotic - Assisted Hernia Repair ▫ Surgeons have adopted robotic - assisted techniques, primarily for inguinal & simple ventral Hernia repair, due to perceived patient and technique benefits ▫ Legacy biologic products are difficult to use minimally invasively (MIS) due to their thickness and handling properties

Compelling Clinical Evidence

18 Presentations / Publications — Ventral Hernia

- ☑ Low hernia recurrence
- ☑ Low rate of surgical site occurrences & infections (SSO/SSI)
- ☑ Ease of use

5 Presentations / Publications — Inguinal Hernia

- ☑ Low hernia recurrence
- ☑ Low incidence of chronic post-operative pain
- ☑ Low SSO / SSI
- ☑ Ease of use

4 Presentations / Publications — Hiatal Hernia

- ☑ Low hernia recurrence
- ☑ Compatibility with MIS approaches

BRAVO Study

- ☑ Multi-center, prospective study with 92 patients enrolled
- ☑ Moderate-to-complex ventral hernia patients
- ☑ Patient follow-up at 3, 12 & 24-months
- ☑ Additional data readout expected upon study completion by the end of 2021

OviTex supported by data from
~500 hernia patients across multiple hernia types

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TELA BIO

OviTex PRS: ~$500 Million Annual U.S. Plastic & Reconstructive Surgery Market Opportunity

$500M[1]

Surgeons use products to reinforce soft tissue during various reconstructive surgeries, including:

- Breast reconstruction
- Head and neck surgery
- Chest wall reconstruction
- Pelvic reconstruction
- Extremities reconstruction

Market dominated by human acellular dermal matrices (HADMs)

- Prone to high degree of stretch
- Expensive, putting pressure on hospital systems
- Often experience supply shortages, particularly when large pieces of material are required

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[1] Management estimate. Market size based on sales of current biologics

TELA BIO

13 OviTex PRS: Purposely Designed for Plastic and Reconstructive Surgery Layers of biologic material enable functional tissue remodeling Corner - lock diamond embroidery pattern allows the product to stretch while maintaining its shape Fenestrations and slits facilitate fluid management, allow for rapid cellular infiltration, and create a directional bias to the stretch Expanded commercial launch in June 2020 following limited launch initiated in 2019 An innovative reinforced tissue matrix designed to improve outcomes by facilitating fluid management and controlling degree and direction of stretch

Commercial Organization

45 sales territories as of June 30, 2021

- OR-based Account Managers call on General, Plastic Recon, Colorectal & Trauma surgeons
- Carry full OviTex & OviTex PRS portfolios

6 sales regions

- Plan to scale existing regions until each region has ~8 territories
- Supported by Clinical Development and Strategic Customer Relations teams



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TELA BIO

Growth Strategy

INCREASE ADOPTION

- Promote broader awareness of OviTex & OviTex PRS products
- Employ virtual sales & marketing programs, including TELA LIVE
- Drive market awareness of risks of permanent synthetic mesh use
- Publish BRAVO clinical data

COMMERCIAL EXECUTION

- Scale direct sales force
- Drive account manager productivity
- Increase utilization within health systems under GPO contracts
- Secure additional contracts with high-potential IDNs and GPOs

MARKET EXPANSION

- Launch new product features and designs for OviTex and OviTex PRS
- Initiate robotic hernia post-market study
- Support investigator-led clinical studies for OviTex PRS

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TELA BIO

16 $3.7 $3.5 $5.9 $7.6 Q1 Q2 Q2 2021 Performance ▫ Revenue growth of 116% year over year, up 29% from Q1:21 ▫ Cash and Cash equivalents (as of June 30, 2021): $60.3M ▫ Robotic and MIS hernia procedures represent over 50% of all OviTex hernia procedures Delivering Revenue Growth ($ millions) Annual Revenue Revenue CAGR: 62% $4.3 $8.3 $15.4 $18.2 2017 2018 2019 2020 Quarter Revenue YTD Revenue Growth: 86% ($ millions) Q1:20 Q1:21 Q2:20 Q2:21

17 Investment Highlights Advanced reinforced tissue matrix portfolio supported by compelling clinical evidence Focused on ~$2.0 billion annual U.S. total addressable markets Driving commercial adoption with targeted direct - sales approach Recent product launches in growing markets: robotic hernia surgery + plastic and reconstructive surgery Broad intellectual property portfolio Established DRG - based reimbursement pathway for hernia repair Industry leading executive team with proven track record